  As filed with the Securities and Exchange Commission on September 15, 1998
                                                 Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SUNSOURCE INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                            23-2874736
   -------------------------------     ------------------------------------
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

            3000 One Logan Square
         Philadelphia, Pennsylvania                              19103
  ----------------------------------------                     ----------
  (Address of Principal Executive Offices)                     (Zip Code)

          SunSource Inc. Deferred Compensation Plan for Key Employees
          -----------------------------------------------------------
                           (Full title of the plan)

                               Joseph M. Corvino
              Vice President - Finance, Chief Financial Officer,
                            Treasurer and Secretary
                                SunSource Inc.
                             3000 One Logan Square
                       Philadelphia, Pennsylvania 19103
                    ---------------------------------------
                    (Name and address of agent for service)

                                (215) 282-1290
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                           Donald A. Scott, Esquire
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                     Philadelphia, Pennsylvania 19103-6993
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                  Proposed              Proposed
                                                  maximum               maximum
                           Amount                 offering              aggregate       Amount of
Title of securities        to be                  price per             offering        registration
to be registered           registered             share                 price(2)        fee
--------------------       ----------             ---------             ----------      -------------
Deferred Compensation      $18,000,000               100%               $18,000,000       $5,310
Obligations (1)
--------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of SunSource Inc. to pay deferred compensation in the future in accordance with the terms of the SunSource Inc. Deferred Compensation Plan for Key Employees.

(2) Estimated solely for the purpose of determining the registration fee.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

         The following documents filed by SunSource Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.
        -------------------------

                  Under the SunSource Inc. Deferred Compensation Plan for Key Employees (the "Plan"), the Company will provide eligible employees the opportunity to enter into agreements for the deferral of all or a portion of their future base salary and all or a portion of their future bonus payments. In addition, pursuant to the terms of the Plan, the Company will provide supplemental benefits under the Plan to make up for any loss of benefits by a participating employee under the tax-qualified retirement plans of the Company and its affiliates as a result such participant's deferral of compensation under the Plan. The obligations of the Company under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Company has established an irrevocable grantor trust, commonly referred to as a "rabbi trust," for purposes of funding the Obligations. The trust assets are treated as assets of the Company for tax purposes and are subject to the claims of the Company's creditors in the event of insolvency.

         The amount of compensation to be deferred by each participating employee will be determined in accordance with the Plan based on elections by the employee. Each Obligation will be payable during employment or upon or following termination of employment or retirement in accordance with the terms of the Plan. The Obligations will be indexed to one or more options individually chosen by each employee participant from the list of investments available from time to time (the "Earnings Crediting Options"). Each employee participant's Obligation will be adjusted to reflect the investment experience of the selected Earnings Crediting Options, including any appreciation or depreciation. The Obligations will be denominated and payable in United States dollars.

         An employee participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by the terms of the Plan in the event there is no designated beneficiary or by court order in the case of marital dispute.

         The Obligations are not subject to redemption, in whole or in part, at the option of the Company prior to termination of employment, retirement or the individual payment dates specified by the participating employees. Each employee participant may elect to receive a distribution under the Plan in such manner as is acceptable to the committee appointed by the Board of Directors of the Company to administer the Plan (the "Committee"). In addition, the Committee may, in its discretion, direct that a participant be paid an amount (not to exceed his Obligation) sufficient to meet a financial hardship as defined in the Plan. The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall reduce the amount of previous deferrals.

         The Obligations are not convertible into another security of the Company. The obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

         Donald A. Scott, a partner in Morgan, Lewis & Bockius LLP which is passing upon the validity of the Deferred Compensation Obligations, is a director of the Registrant and beneficially owns 2,462 Common Shares.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

         The Company's By-laws contain provisions permitted by the Delaware General Corporation Law (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law that limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty, and its By-laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

           Not applicable.

Item 8. Exhibits.
        --------

         The following Exhibits are filed as part of this Registration
Statement:

         4      SunSource Inc. Deferred Compensation Plan for Key Employees

         5      Opinion of Morgan, Lewis & Bockius LLP.

         23.1   Consent of PricewaterhouseCoopers LLP

         23.2   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

         24 Power of Attorney (contained on signature page of this Registration Statement).

Item 9. Undertakings.
        ------------

         (a) The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on September 15, 1998.

                                            SUNSOURCE INC.


                                            By:  /s/ Joseph M. Corvino
                                                 -------------------------------
                                                 Joseph M. Corvino
                                                 Vice President - Finance


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Corvino and John J. Dabrowski, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                        Date
---------                                       -----                                        ----
/s/ Donald T. Marshall                    Chairman and Chief Executive Officer       September 15, 1998
------------------------------------      (Principal Executive Officer) and
Donald T. Marshall                        Director

/s/ Joseph M. Corvino                     Vice President-Finance, Chief  Financial   September 15, 1998
------------------------------------      Officer, Treasurer and Secretary
Joseph M. Corvino                         (Principal Financial Officer)

/s/ John J. Dabrowski                     Controller (Principal Accounting Officer)  September 15, 1998
------------------------------------
John J. Dabrowski




/s/ O. Gordon Brewer, Jr.                 Director                                   September 15, 1998
------------------------------------
O. Gordon Brewer, Jr.


/s/ Norman V. Edmonson                    Director                                   September 15, 1998
------------------------------------
Norman V. Edmonson


/s/ Arnold S. Hoffman                     Director                                   September 15, 1998
------------------------------------
Arnold S. Hoffman


/s/ Robert E. Keith, Jr.                  Director                                   September 15, 1998
------------------------------------
Robert E. Keith, Jr.


/s/ John P. McDonnell                     Director                                   September 15, 1998
------------------------------------
John P. McDonnell


/s/ Donald A. Scott                       Director                                   September 15, 1998
------------------------------------
Donald A. Scott


/s/ Geoffrey C. Shepard                   Director                                   September 15, 1998
------------------------------------
Geoffrey C. Shepard


/s/ Francis G. Ziegler                    Director                                   September 15, 1998
------------------------------------
Francis G. Ziegler

                                SUNSOURCE INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.
-----------


4        SunSource Inc. Deferred Compensation Plan for Key Employees

5        Opinion of Morgan, Lewis & Bockius LLP

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

24       Power of Attorney (contained on signature page of this Registration
         Statement)